UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2016

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On December 5, 2016, Proteostasis Therapeutics, Inc. (the “Company”) received notice from Biogen Idec New Ventures Inc. (“Biogen”) of Biogen’s termination, effective as of December 6, 2016, of the Collaborative Research, Development, Commercialization and License Agreement (“Collaboration Agreement”) between the Company and Biogen, effective December 5, 2013 (the “Collaboration”).

Under the Collaboration, the Company and Biogen collaborated to research, develop and commercialize licensed products to attack toxic proteins implicated in the development of Alzheimer’s and Parkinson’s diseases. In connection with the Collaboration, the Company received from Biogen an initial upfront payment and an equity investment as well as research and development expense reimbursements. Additionally, the Company also received a milestone payment of $2.0 million for achieving an initial preclinical milestone on July 2014. Following the termination, no future research and development expense reimbursements, milestones or royalties are payable under the Collaboration Agreement.

Biogen terminated the Collaboration Agreement under section 12.2(b)(i)(B) of the Collaboration Agreement, which provides a termination right if at least one lead compound has not met established minimum criteria for Biogen to proceed to designate a compound as a candidate for further development. Following the termination, all licenses granted by either party to the other under the Collaboration Agreement terminate. In addition, the exclusivity provisions in the Collaboration Agreement terminate and each party will be free to research, develop and commercialize products that modulate the target (USP14) either by themselves or with third parties, subject to the intellectual property rights of the other party.

Item 7.01	Regulation FD Disclosure.

Spokespersons of the Company plan to present the information in the presentation slides attached hereto as Exhibit 99.1.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission, or the SEC, and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Safe Harbor and Disclaimer” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation slides, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Jeffrey M. Held
Jeffrey M. Held
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation slides, furnished herewith.